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                            CREDIT FACILITY AGREEMENT


         BY THIS CREDIT FACILITY AGREEMENT ("Agreement") made and entered into as of the 18th day of June, 1999, EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("EBS"), whose address is PricewaterhouseCoopers LLP, 800 Market Street, Suite 1800, St. Louis, Missouri 63101, Attn: Keith F. Cooper, Partner ("Borrower") and FINPRO, L.L.C., A MISSOURI LIMITED LIABILITY COMPANY, whose address is 1001 Cherry Street, Suite 308, Columbia, Missouri 65201 (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1.        RECITALS; DEFINITIONS

         1.1 Loan. Borrower has applied to Lender for a loan for the purpose of financing renovation, and certain other expenses in connection with leasing and operation of the building known and numbered as One Financial Plaza, 500 Washington Avenue, St. Louis, Missouri containing approximately 434,136 rentable square feet of office space (the "Project").

         1.2 Definitions. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Paragraph 1.2 or in the paragraph hereof referred to below:

         "Adjusted NOI" of Borrower, for any period, means all income of the Project of any type for such period, less all Operating Expenses of the Project for such period.

         "Advance" and "Advances" means individually an advance of funds under, and collectively advances of funds under the Loan.

         "Agreement" means this Credit Facility Agreement.

         "ALTA" means American Land Title Association.

         "Appraisal" for the Project means an appraisal of the Project (i) ordered by Lender, (ii) prepared by an appraiser reasonably satisfactory to Lender, (iii) in compliance with all federal and state standards for appraisals of real estate prepared by or on behalf of national banking associations. Lender has approved the appraisal dated December 22, 1998 prepared by Joseph Blake which has determined the Appraised Value of the Project to be $21,100,000.00 and the "fully stabilized" Appraised Value of the Project to be $32,200,000.00.

         "Appraised Value of the Project" at any time means the fair market value of the Project, based upon the then most recent Appraisal, a current validation of such Appraisal, or a new Appraisal, as the Lender may require in its sole discretion.

         "Approved Lease" means a Lease which has been approved by Lender as provided in this Agreement.


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         "Assignment" means the Assignment of Rents and Lessor's Interest in
Leases and Contract Rights of even date herewith from Borrower, as Assignor, to Lender, as Assignee.

         "Borrower's Architect" means a supervising architect of the Improvements for the Project.

         "Budget" with respect to any Lease, means the detailed budget for the Tenant Improvements to be constructed by Borrower in accordance with such Lease, prepared by or on behalf of Borrower and/or Borrower's Architect, allocating the Buildout Price by categories and amount to specific items of Hard Costs and Soft Costs, as the same may be amended, modified or supplemented with the consent of Lender.

         "Buildout Price" for any Tenant Improvements, means the sum of (i) the Hard Costs, and (ii) the Soft Costs for the Tenant Improvements, as such amount may be modified as expressly set forth in this Agreement.

         "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banks are open for business in St. Louis, Missouri.

         "Change Orders" for any Tenant Improvements, means any amendments, modifications or supplements to the Contract Documents, accompanied by a certificate of Borrower, or at Lender's reasonable request (if Borrower is using a supervising architect), Borrower's Architect outlining the impact of the amendment or modification on the Buildout Price, the Budget, the Construction Schedule and the Schedule of Values. All such amendments or modifications shall be subject to the prior approval of Lender, not to be unreasonably withheld.

         "Closing Date" means the earlier of the date of Initial Advance of proceeds of the Loan or the recording of the Deed of Trust.

         "Commitment Fee" means the amount set forth in Schedule 1.

         "Completion Date" for any Tenant Improvements, means the date of the final Subsequent Advance with respect to such Tenant Improvements.

         "Construction Related Advance" shall have the meaning set forth in Paragraph 2.1(d).

         "Construction Schedule" for any Tenant Improvements, means the schedule for construction of such Tenant Improvements prepared by the general contractor and approved by Lender in the exercise of its reasonable judgment.

         "Contract Documents" for any Tenant Improvements, means the architect's agreements, the general contract, major subcontracts, the Construction Schedule and the final drawings, specifications and other agreements and schedules for the construction of such Tenant Improvements prepared by Borrower's Architect, together with all amendments and modifications thereof and supplements thereto made by Change Orders.

         "Debt" means (i) any indebtedness of Borrower for borrowed money, (ii) all indebtedness of Borrower evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments,

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(iii) all indebtedness of Borrower to pay the deferred purchase price of property or services, (iv) all capital lease obligations of Borrower, (v) all Debt of others secured by a lien on any asset of Borrower, whether or not such Debt is assumed by Borrower or guaranteed by Borrower, and (vi) payables and accrued liabilities. The amount of Debt of Borrower at any date pursuant to clauses (i)-(iv) and (vi) above shall be as would appear as a liability upon a balance sheet of Borrower in accordance with GAAP.

         "Debt Redemption Fee" means the amount set forth in Schedule 1.

         "Deed of Trust" means the Deed of Trust, Security Agreement and Fixture Filing, dated of even date herewith, executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, as may be amended, modified, extended, renewed, restated, or supplemented from time to time.

         "Edison Brothers Lease" means the Lease from Borrower to Edison Brothers Stores, Inc., dated September 30, 1998, for floors 3, 4 and 5, parts of floors 1 and 2, and the mezzanine levels of floors 1 and 2 in the Project.

         "Escrow Account" shall have the meaning set forth in Paragraph 7.11.

         "Event of Default" means the occurrence of any of the events or conditions listed in Paragraph 10.1 herein.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Hard Costs" with respect to any Tenant Improvements, means the total of all costs and expenses, other than the Soft Costs, relating to the construction of such Tenant Improvements as identified in the Budget and Schedule of Values for such Tenant Improvements.

         "Improvements" means all the improvements now or hereafter located or constructed on the Real Property.

         "Initial Advance" shall mean the Advance made to Borrower pursuant to Paragraph 2.1(c).

         "Lease" means an enforceable lease for any portion of the Project.

         "Loan" means the amounts to be loaned by Lender to Borrower pursuant to the terms of this Agreement, the Note and the Security Documents.

         "Loan Commitment" shall have the meaning set forth in Paragraph 2.1(a).

         "Loan Documents" means this Agreement, the Note, the Security Documents and any other agreements, documents, or instruments evidencing, securing or otherwise relating to the Note, or executed or delivered in connection with the Loan, as such agreements, documents, and instruments may be amended, modified, extended, renewed or supplemented from time to time.

         "Maturity Date" means May 31, 2001, or such earlier date as Borrower is dissolved.

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         "Maximum Initial Advance Amount" means the amount set forth in
Schedule 1.

         "Maximum Lease Advance Amount" for any Lease means an amount calculated as set forth in Schedule 1.

         "Note" means that certain $12,000,000.00 Promissory Note of even date herewith from Borrower to Lender as such note may be amended, modified, extended, renewed, restated or supplemented from time to time.

         "Operating Deficit Advance and Capitalized Interest Advance" shall mean an advance made to Borrower pursuant to paragraph 2.1(d)(iii) or (iv).

         "Operating Expenses" of the Project for any period means the sum of (i) all actual ordinary and normal expenses of the operation of the Project (Including management fees and legal fees and other ownership level expenses and professional fees but excluding debt service, depreciation and the cost of all replacements actually incurred), and (ii) replacement reserves for such period, imputed at a rate equal to twenty cents ($0.20) per annum per rentable square foot of the Project.

         "Project" shall have the meaning set forth in the recitals to this Agreement.

         "Real Property" means, collectively, all the real property owned (with respect to Parcel No. 1) and leased (with respect to Parcel No. 2) by Borrower described on Exhibit "A", attached hereto and by this reference incorporated herein.

         "Request for Disbursement" means (i) for an Advance with respect to a Lease under which Borrower is financing any Tenant Improvements, a properly completed request for disbursement in the form attached hereto as Exhibit "F-1"; and (ii) for an Advance with respect to a Lease under which Borrower is not financing any Tenant Improvements, or for which the Final Advance for Tenant Improvements has been made by Lender, a properly completed request for disbursement in the form attached hereto as Exhibit "F-2," each such request to be certified to Lender by Borrower and delivered to Lender, prior to such Advance as contemplated in this Agreement.

         "Required Equity" shall have the meaning set forth in Paragraph 2.2(b) of this Agreement.

         "Retainage" has the meaning set forth in Paragraph 3(c) of Exhibit
"C-1".

         "Retention Funds" with respect to any Tenant Improvements, means ten percent (10%) of the costs under the construction contract for construction of such Tenant Improvements.

         "Schedule of Values" with respect to any Tenant Improvements, means AIA Form G703, allocated by Construction Specifications Institute category, attached to the Budget, prepared by Borrower and/or Borrower's Architect prior to any Construction Component Advance for such Tenant Improvements, and approved by Lender in its reasonable discretion.

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         "Security Documents" means the Deed of Trust, the Assignment and any other agreements, documents or instruments executed and delivered by Borrower in order to grant and perfect the lien and security interest required herein, as such agreements, documents, and instruments may be amended, modified, extended, renewed or supplemented from time to time.

         "Servicing Agent" means NationsBank, N.A. or any other successor servicing agent from time to time appointed by Lender by giving written notice to Borrower.

         "Servicing and Administration Fee" means the amount set forth in
Schedule 1.

         "Soft Costs" means certain fees, costs and expenses relating to the construction of the related Tenant Improvements other than costs for labor and materials, all as identified in the related Budget and the Schedule of Values, including, without limitation, brokerage commissions.

         "Subsequent Advances" means Advances following the Initial Advance.

         "Tenant" means a tenant under a Lease.

         "Tenant Improvements" means the improvements to be constructed upon the premises described in any Lease in accordance with the Contract Documents for such Tenant Improvements.

         "Title Policy" means an ALTA mortgagee's title insurance policy or similar policy acceptable to Lender.

SECTION 2.        COMMITMENTS; ADVANCES

         2.1 Loan.

                  (a) Loan Commitment. Subject to the conditions herein set forth, Lender agrees to make a Loan available to Borrower in the manner set forth below, upon the terms and conditions herein expressed, in amounts that in the aggregate shall, not exceed, Twelve Million And No/100 Dollars ($12,000,000.00).

                  (b) Note. The Loan shall be evidenced by a Note in the form attached hereto as Exhibit B and interest and principal shall be payable upon the terms and conditions contained therein.

                  (c) Initial Advance. Lender shall make an Advance to Borrower, subject to all of the applicable terms and conditions provided herein, in an aggregate amount equal to the sum of Six Million Dollars ($6,000,000.00) as follows:

                           (i) The amount of $5,200,000 being the outstanding balance on the existing loan from First Bank; and

                           (ii) The amount of $800,000 to be used to pay other costs relating to operation and management of the Project including, without limitation, the


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                           escrow deposit described in Paragraph 7.11 of this
                           Agreement and other fees and expenses associated with this Agreement.

                  (d) Subsequent Advances. Subject to the limitations and conditions set forth in this Agreement, Lender shall make Subsequent Advances from time to time to provide Borrower with additional financing of up to Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate with respect to any Approved Lease, including without limitation, if Borrower so requests, to pay leasing commissions and to pay approved costs in connection with the construction of Tenant Improvements with respect to any Approved Lease. Lender shall also make Subsequent Advances of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate from time to time to provide the Borrower with financing to pay certain operating deficits and interest expenses as provided below. All Subsequent Advances will be made by Lender subject to the following conditions:

                           (i) Borrower-Financed Tenant Improvements. With respect to any Lease which requires Borrower to finance or pay for or construct any part of the Tenant Improvements, Subsequent Advances in respect of such Tenant Improvements (each, a "Construction Related Advance") shall be made, subject to all of the requirements of Exhibit "C-1," attached, and in an aggregate amount not to exceed the Maximum Lease Advance Amount for such Lease, upon Lender's (i) receipt of a Request for Disbursement, together with, if applicable, a list certified by Borrower or Borrower's general contractor of payees and amounts due to each payee in connection with such Subsequent Advance, and (ii) approval of the corresponding Subsequent Advance as herein provided. Such Advance shall be made to Borrower, provided that if an Event of Default is then continuing, Lender may determine whether to disburse Subsequent Advances jointly to Borrower and general contractor and/or subcontractors or suppliers or directly to general contractor or subcontractors or suppliers, rather than directly to Borrower, and Borrower hereby irrevocably directs and authorizes Lender to so disburse the funds. No further direction or authorization from Borrower shall be necessary for such Subsequent Advances.

                           (ii) Advances Not for Tenant Improvements. With respect to (a) any Lease which does not require Borrower to finance any part of the Tenant Improvements and (b) any other Lease for which the final Advance to finance Tenant Improvements has been made as contemplated in clause (i) above or for which Borrower has financed all such Tenant Improvements itself, a Subsequent Advance for payment of leasing commissions and other non-construction expenses with respect to such Lease or to make any other capital expenditure benefiting the Project permitted by paragraph 7.17(a) (a "Lease Related Advance") shall be made, subject to all of the requirements



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                           of Exhibit "C-2" attached hereto, upon (1) Lender's
                           receipt of a Request for Disbursement and (2) approval of the Subsequent Advance as herein provided. In no event shall Construction Related Advances and Lease Related Advances under this clause
                           (ii) in the aggregate exceed the lesser of (a) $3,500,000.00 or (b) an amount which when combined with all other Advances under the Loan would exceed $12,000,000.00.

                           (iii) Advances for Operating Deficits. Borrower may request monthly Advances ("Operating Deficit Advances") for the purpose of paying Operating Expenses and/or ownership level expenses and professional fees but only to the extent that Borrower's income from the Project for the applicable period and Borrower's liquid assets other than the Real Property, but exclusive of up to $100,000.00 in a Borrower held operating account, are insufficient to pay the same. In no event shall Operating Deficit Advances hereunder exceed the lesser of (a) $1,000,000.00 in the aggregate or (b) an amount which when combined with all other Advances under the Loan would exceed $12,000,000.00.

                           (iv) Advances for Interest. All revenues of the Project of any type shall be deposited by Borrower into an operating account in Borrower's name maintained at NationsBank, N.A. or at such other bank as Lender shall from time to time direct by written notice to Borrower. Borrower may withdraw funds from such account to pay any and all amounts which are permissible by the terms of this Agreement. On the day that any payment of interest and/or principal is due hereunder, Lender is hereby authorized to direct NationsBank, N.A. to withdraw the amount of such payment from the operating account (exclusive of the $100,000 reserve referred to in (iii) above and disburse the same to Lender. So long as no Event of Default has occurred and is then continuing, if there are insufficient funds in the operating account to pay any payment of interest as and when due hereunder, Lender shall make an Advance ("Capitalized Interest Advance") to pay such deficiency. In no event shall Capitalized Interest Advances hereunder exceed the lesser of (a) $1,500,000.00 in the aggregate, or (b) an amount which when combined with all other Advances under the Loan would exceed $12,000,000.00.

                           (v) Documentation with Respect to Advances. Each Request for Disbursement shall include invoices sufficient in the reasonable judgment of Lender or Servicing Agent to substantiate all costs (if any) which are to be paid from the requested Subsequent Advance and such conditional lien waivers and/or affidavits and other information as Lender or Servicing Agent may reasonably require. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall deliver all Requests for Disbursement to Servicing Agent which shall review the Request for compliance with the terms of this Agreement prior to forwarding such

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                           Request to Lender. If a Request for Disbursement
                           includes a request to make an advance for Hard Costs, a properly completed Application and Certificate for Payment (AIA Forms G702 and G703) shall also be executed by the general contractor and, if Borrower's Architect is performing inspections, the Borrower's Architect, and attached to the Request for Disbursement.

         2.2  Right to Advances.

                  (a) Borrower shall have no right to any Advance other than to have the same disbursed by Lender in accordance with the provisions of this Agreement. Any assignment or transfer, voluntary or involuntary, of this Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may nevertheless make Advances in accordance with the provisions herein, notwithstanding any such assignment or transfer.

                  (b) Any other provision of this Agreement to the contrary notwithstanding, Lender shall be under no obligation to make any Subsequent Advance with respect to a Lease which requires Borrower to finance the construction of Tenant Improvements unless, prior to such Subsequent Advance, Borrower has paid from its own funds an amount equal to the full amount of the related Buildout Price for any Tenant Improvements less the Maximum Lease Advance Amount for such Lease ("Required Equity").

                  (c) Anything in the foregoing to the contrary notwithstanding, Lender shall have no obligation to make any Subsequent Advance to Borrower with respect to any Lease if the amount of such Advance, when combined with all other Subsequent Advances to Borrower with respect to such Lease, would exceed the Maximum Lease Advance Amount for such Lease.

                  (d) Lender shall have no obligation to make any Subsequent Advance to Borrower if the amount of such Advance, when combined with all other Advances under the Loan would exceed the sum of $12,000,000.00.

                  (e) Subsequent Advances, other than Operating Deficit and Capitalized Interest Advances, shall be in aggregate amounts of not less than $200,000.00 (except for final draw Advances for Tenant Improvements, which may be in the amount of the final draw request).

         2.3 Excess Advances. Upon written notice from Lender, Borrower shall within two (2) business days after delivery of such notice repay any Advance received by Borrower in excess of the amount Borrower is entitled to under the provisions of this Agreement.

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SECTION 3.        LOAN AND DOCUMENTATION FEES

         3.1 Loan Fee. On the Closing Date, Lender shall have earned and Borrower shall pay to Lender the Commitment Fee and the portions of the Servicing and Administration Fee and Debt Redemption Fee due and payable on the Closing Date.

         3.2 Servicing and Administration Fee. Lender shall have earned and Borrower shall pay the Servicing and Administration Fee in the amounts and at the times set forth in Schedule 1 attached hereto.

         3.3 Debt Redemption Fee. Lender shall have earned and Borrower shall pay the Debt Redemption Fee in the amounts and at the times set forth in Schedule 1 attached hereto.

         3.4 Unused Commitment Fee. Lender shall have earned and Borrower shall pay the Unused Commitment Fee in the amounts and at the times set forth in Schedule 1 attached hereto.

SECTION 4.        SECURITY

         4.1 Security. Borrower shall cause the Loan and all of Borrower's obligations under this Agreement to be secured by the following:

                  (a) The Deed of Trust constituting a first and prior lien on the Project, subject only to such matters as specifically approved by Lender therein.

                  (b) Valid and effectual assignments (which shall be made under the Deed of Trust) of Borrower's interest in the Plans and Specifications, all construction, architects' and engineers' contracts, all operating, management and supervision agreements, all other documents relating to the ownership, development, construction, maintenance, leasing, management and operation of such Project and all operating and other cash accounts, securities, investments and similar property of the Borrower;

                  (c) the Assignment, and

together with any UCC financing statements for filing and/or recording and any other items reasonably required by Lender to fully perfect the liens and security interests of Lender.

SECTION 5.        CONDITIONS PRECEDENT FOR CLOSING AND ADVANCES

         The obligation of Lender to make the Loan and each and every Advance is subject to the following express conditions precedent:

         5.1 Loan Documents. Borrower shall have executed (or obtained the execution or issuance of) and delivered to Lender all of the following documents, in form reasonably satisfactory to Lender:

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                  (a) This Agreement;

                  (b) The Note;

                  (c) The Security Documents:

                           (i)   The Deed of Trust;

                           (ii)  The Assignment;

                           (iii) UCC-1 financing statements as required by
                                 Lender;

                  (d) An Environmental Indemnity Agreement executed by Borrower;

                  (e) Non-Disturbance, Attornment, Estoppel and Subordination Agreements ("Non-Disturbance Agreements"), in form satisfactory to Lender, executed by Borrower and all current Tenants of the Project provided that only such agreements executed by Stifel Financial Corp., Stifel Nicolaus & Company, Incorporated, and Edison Brothers Stores Inc. shall be required to be delivered to Lender prior to the Initial Advance and such agreements from all current tenants must be delivered to Lender prior to any Subsequent Advance;

                  (f) The Management Agreement Subordination, the Consulting Agreement Subordination and the Brokerage Agreement Subordination executed by Borrower and the entities providing property management, consulting and brokerage services to the Project and Borrower.

                  (g) Pro-forma balance sheet of Borrower, certified by the manager of Borrower, showing its financial condition immediately after the Initial Advance;

                  (h) Certificates of Borrower as to such matters regarding Borrower's formation, good standing, authority and other factual matters relating to the Project and Borrower's representations and warranties in the Loan documents as Lender may require.

                  (i) Such other items as Lender may reasonably require.

Full satisfaction of the requirements of this paragraph 5.1 with respect to the Initial Advance shall constitute satisfaction of such requirements for all additional Advances.

         5.2 Fees and Expenses. Lender shall have received the Commitment Fee and all portions of the Servicing and Administration Fee and the Debt Redemption Fee payable at the time of such Advance, and Borrower shall have paid or reimbursed Lender for Lender's expenses as provided in Paragraph 12.7. Payment of the Commitment Fee at the time of the Initial Advance shall constitute satisfaction of the Commitment Fee requirement of this paragraph 5.2 for all additional Advances.

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         5.3 Other Conditions. Borrower, at its expense, shall have obtained and delivered to Lender the following items relating to the Project, all of which shall be in form and content reasonably satisfactory to Lender and shall be subject to approval in writing by Lender:

                  (a) The Appraisal certified to Lender.

                  (b) Four (4) prints of an original survey of the Real Property and improvements thereon dated not more than sixty (60) calendar days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the title insurer, but in any event not more than one hundred eighty
                  (180) calendar days prior to the date of this Agreement) satisfactory to Lender and the title insurer and otherwise complying with Exhibit "D".

                  (c) An irrevocable commitment from a title insurance company satisfactory to Lender to issue a Title Policy, with the Title Policy being issued within a reasonable time after the recording of the Deed of Trust, with such endorsements as Lender may require, in the full amount of the Loan, insuring the lien of the Deed of Trust to be a first and prior lien upon the Project as security for all Advances pursuant to the terms of this Agreement, subject only to such exceptions as Lender may expressly approve in writing.

                  (d) A current preliminary environmental assessment (Phase I assessment) of the Real Property and adjacent property, plus any sampling and analysis (Phase II assessment) or special limited assessment that Lender may require after review of the Phase I assessment, together with any other environmental investigations and reports that Lender may require, all of which shall be by an environmental consulting firm acceptable to Lender and none of which shall reveal any existing or potential environmental condition adversely affecting the use or value of the Real Property.

                  (e) Evidence that the Real Property is properly zoned for its intended use.

                  (f) Certificates of insurance evidencing the following:

                           (i) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $10,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $10,000,000.00 shall be in effect with respect to Borrower. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, earthquake coverage and coverage for products and completed operations. In addition, in the event Borrower owns or operates any motor vehicles there shall be obtained and maintained business motor vehicle liability insurance protecting Borrower and Lender against loss or losses from liability relating to motor vehicles owned, non-owned, hired or used by Borrower, any contractor, any


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                           subcontractor, or any other person in any manner
                           related to the Project with a limit of liability of not less than the amount set forth above (combined single limit for personal injury (including bodily injury and death) and property damage).

                           (ii) Fire and extended coverage insurance on the Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto.

                           (iii) If applicable, evidence of worker's compensation insurance coverage satisfactory to Lender.

                           (iv) If the Real Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the Loan in the amount of the full insurable value of the completed Improvements.

                           (v) Such other insurance as Lender may reasonably require, which may include, without limitation, insurance covering vandalism and malicious mischief, sprinkler leakage, rent abatement and/or business loss.

All insurance policies (i) shall be issued by an insurance company reasonably acceptable to Lender, (ii) name Lender as an additional insured on all liability insurance and first mortgagee on all casualty insurance, and (iii) provide that Lender is to receive thirty (30) days written notice prior to cancellation.

                  (g) Evidence whether the Real Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development.

                  (h) Copies of all lease agreements affecting the Project and, if requested by Lender, a summary detailing the major terms of each lease, including, without limitation, contract rent, free rent, and other concessions, prepaid rent, security deposits, net effective rent, expense stop and other expense information.

                  (i) Copies of all other material agreements between Borrower and any architects, engineers, managers or supervisors related to the maintenance, repair, leasing, management and operation of the Project, together with written agreements by such persons or entities that they will perform for Lender the services contracted to Borrower, notwithstanding the occurrence of any Event of Default and any trustee's sale or foreclosure of the Deed of Trust (provided that such persons or entities continue to receive payments under their respective contracts), and the consent of such persons or entities to the collateral assignment by Borrower to Lender of their respective contracts.

                  (j) Copies of any Declaration of Covenants, Conditions and Restrictions and related documents pertaining to the Project.

                  (k) Evidence that all taxes and assessments levied against or affecting the Real Property have been paid current.

                  (l) The following documents regarding Borrower: (i) a copy of Borrower's organizational documents; (ii) evidence of the proper formation and good standing of Borrower in the state of its organization; (iii) evidence of qualification or registration in the State of Missouri; and (iv) proper resolutions, authorizations, certificates, and such other documents as Lender may reasonably require, relating to the existence and good standing of Borrower and the authority of any person executing documents on behalf of Borrower.

                  (m) UCC search reports of Borrower as Lender may require.

                  (n) Financial statements from Borrower in form and content satisfactory to Lender evidencing a financial condition of Borrower that is satisfactory to Lender and subsequent financial statements from Borrower as required by Lender. For purposes of this requirement financial statements conforming to generally accepted accounting principles and that conform to the requirements of the SEC shall be deemed satisfactory.

                  (o) Such other information and documents as Lender may reasonably require.

Satisfaction of items (a), (b), (c), (e) and (g) of this paragraph 5.3 at the time of the Initial Advance shall constitute satisfaction of such requirements for all additional Advances to Borrower. Satisfaction of all other items at the time of the Initial Advance shall constitute satisfaction of such items for additional Advances, except to the extent that any of such items require updating in Lender's judgment reasonably exercised.

         5.4 Hedging Contract. Borrower shall have purchased an interest rate cap on terms satisfactory to Lender in Lender's sole discretion at a cost not to exceed $25,000 which will be paid by Borrower.

         5.5 Legal Opinion. Borrower, at its expense, shall have provided Lender with a written opinion by counsel in form and substance reasonably acceptable to Lender. Satisfaction of this requirement with respect to the Initial Advance shall constitute satisfaction for additional Advances except to the extent such legal opinion requires updating in Lender's judgment reasonably exercised.

         5.6 Representations True. All representations and warranties by Borrower shall be true and correct in all material respects as of the Closing Date and all agreements that Borrower is to have performed or complied with by the date hereof shall have been performed or complied with.

         5.7 No Event of Default. No Event of Default shall have occurred and be continuing and no event has occurred and no condition shall have occurred that, after notice or lapse of time, or both, would constitute an Event of Default.

         5.8 Adverse Change. There shall not have occurred, in the opinion of Lender, any material adverse change in the business or financial condition of Borrower or any material tenant or in the Project, or in any other state of facts submitted to Lender in connection with the Loan, from that which existed at the time Lender considered the issuance of this Agreement. The fact of the bankruptcy filing by Edison Brothers Stores, Inc. and any partial or full rejection of the Edison Brothers Lease will not be deemed a material adverse change for the purpose of this Agreement.

SECTION 6.        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender as follows:

         6.1 Recitals and Statements. The recitals in this Agreement are true and correct.

         6.2 Organization and Good Standing. Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and is, to the extent required by law, qualified to do business and is in good standing in the State of Missouri.

         6.3 Power. Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. The execution, delivery and performance of the Loan Documents has been duly authorized by all requisite action on the part of Borrower.

         6.4 Authority. Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of any law, rule or regulation applicable to Borrower. The Loan Documents to which Borrower is a party are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the rights of creditors generally and general principles of equity.

         6.5 Enforceable Liens. The liens, security interests and assignments created by the Security Documents will, when granted and recorded or filed, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

         6.6 No Breach. The execution, delivery and performance by Borrower of the Loan Documents will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any material agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any covenants, conditions or provisions of any such material agreement or instrument.

         6.7 No Actions. Except as disclosed to Lender in writing prior to the date of this Agreement, no actions, suits or proceedings are pending or to Borrower's knowledge threatened against Borrower that if adversely determined could reasonably be expected to materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

         6.8 Licenses. Borrower has obtained and there remain in full force and effect all material licenses, permits, consents, approvals and authorizations necessary or appropriate for the management and operation of the Improvements for their intended purpose that are obtainable as of the date hereof.

         6.9 Financial Statements True. All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Borrower are and shall be true, complete and correct in all material respects in accordance with GAAP as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Borrower since the latest financial statements of Borrower given to Lender.

         6.10 Filing of Taxes. Borrower has filed all federal, state and local tax returns and has paid all of its current obligations before delinquency, including all federal, state and local taxes and all other payments required under federal, state or local law.

         6.11 Affirmation of Representations and Warranties. Each request by Borrower for an Advance shall constitute an affirmation on the part of Borrower that the representations and warranties contained herein are true and correct in all material respects as of the time of such request and that the conditions precedent set forth in Section 5 hereof have been fully satisfied or waived by Lender in writing. All representations and warranties made herein shall survive the execution of this Agreement, all Advances and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

         6.12 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999),
         (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect on Borrower, its businesses or assets.

SECTION 7.        AFFIRMATIVE COVENANTS

         So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

         7.1 Payment of Construction Costs. Borrower shall promptly pay for, or cause to be paid for, all labor, materials, equipment and fixtures used in connection with the construction of the Tenant Improvements and all other costs relating to the Improvements except that Borrower may contest in good faith the validity or amount thereof provided that Borrower shall have furnished to Lender upon Lender's request a cash deposit or other appropriate security in an amount and form satisfactory to Lender to protect Lender against the creation of any lien on, or any sale or forfeiture of, any property encumbered by the Security Documents. Upon the final determination of Borrower's liability following the adjudication of such contest, Borrower shall promptly pay or cause to be paid all sums, if any, determined to be due. Any deposit or security provided by Borrower shall be returned to Borrower upon the final determination of Borrower's contest and the payment of the sums, if any, determined to be due.

         7.2  [Intentionally Reserved]

         7.3 Enforcement of Contracts. Borrower shall use commercially reasonable efforts to enforce or cause the enforcement of the contracts for the construction of the Tenant Improvements to ensure that the contractors are required to promptly and diligently perform all of their obligations thereunder and in such a manner as to preserve Lender's security in the Project. No change, amendment or modification shall be made to such contracts without the prior written consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed, except changes, amendments or modifications that are (i) to implement changes to the Plans and Specifications permitted hereby,
         (ii) which do not individually or in the aggregate increase the cost of any such contract by more than $25,000.00 or (iii) in connection with Tenant Improvements wholly financed by a Tenant.

         7.4 No Other Security Interests. No materials, equipment, fixtures or any other part of the Improvements or articles of personal property placed in the Improvements shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Improvements; provided the foregoing shall not preclude Borrower from (i) leasing materials, equipment or fixtures in the ordinary course of business, provided that annual payments under such leases do not exceed $10,000.00 in any one calendar year; or (ii) incurring purchase money indebtedness permitted pursuant to Section 8.4.

         7.5 Maintenance of Licenses and Permits. Borrower shall maintain in full force and effect all rights and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the construction, maintenance and operation of the Improvements.

         7.6 Compliance with Loan Documents. Borrower shall make all payments of interest and principal on the Loan as and when due and shall keep and comply with all terms, conditions and provisions of the Loan Documents.

         7.7  [Intentionally Reserved]

         7.8 Bank Accounts. Borrower shall maintain all of its Lender accounts at NationsBank, N/A., or such other bank as Lender may direct from time to time, which accounts shall be pledged to Lender as additional security for the Loan.

         7.9 Maintenance of Insurance. Borrower shall maintain in full force and effect at all times all insurance coverage required to be provided pursuant to Paragraph 5.3(f).

         7.10 Payment of Taxes. Borrower shall pay all of its current obligations before delinquency, including all federal, state and local taxes and all other payments required under federal, state or local law, subject to Borrower's right to contest taxes and assessments of real and personal property as provided in the Deed of Trust.

         7.11 Establishment and Maintenance of Tax and Insurance Escrow Account. Borrower shall establish with Lender an interest bearing deposit account ("Escrow Account") for the purpose of maintaining a cash reserve for taxes and insurance in connection with the Real Property, which account shall be pledged to Lender as further security for the Loan. Commencing on the first Business Day of the first calendar quarter after the date hereof, and on the first Business Day of each October, January, April and July thereafter, Borrower shall deposit into the Escrow Account the amount set forth in Schedule 1, and shall make such further deposits as may be required under the Deed of Trust. Simultaneously with the execution hereof Borrower shall also pay to Lender for deposit in the Escrow Account the sum of Three Hundred Thousand Dollars ($300,000.00) being the quarterly deposit that would have been required had this loan been outstanding on January 1, 1999. Lender shall make disbursements from such account to Borrower or, at Lender's option to the taxing authority or the relevant insurance company, upon presentation satisfactory to Lender of evidence of the amounts due and payable thereon. Lender shall have no obligation to pay charges for such taxes or insurance if there are not sufficient funds in the Escrow Account for such purpose.

         7.12 Books and Records; Access. Borrower shall maintain, in a safe place, proper and accurate books and records relating to its operations and its business affairs. Lender shall have the right from time to time, upon prior written notice, to examine, and to make abstracts from and photocopies of, Borrower's books and records. Lender shall keep any and all such information as confidential and may not disclose such information to third parties except to the extent required by law or to Lender's employees, attorneys, agents, participants, transferees or assignees or as may be necessary or appropriate to enforce any of Borrower's obligations under the Loan Documents.

         7.13 Financial Reports. Borrower shall maintain a standard, modern system of accounting that reflects the application of GAAP or of tax basis accounting, consistently applied. Borrower shall furnish to Lender or cause to be furnished to Lender the following in form and detail reasonably satisfactory to Lender:

                  (a) Within ninety (90) days after the close of each fiscal year, financial statements of Borrower, including a balance sheet, statement of income and expenses and statement of cash flows that include the results of the financial operation of the Project, amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, all in reasonable detail and prepared according to GAAP or to tax basis accounting, consistently applied. Year end statements shall be audited by an independent certified public accountant of Borrower.

                  (b) Within forty-five (45) days after the end of each quarter, quarterly unaudited financial statements for the Project for the previous quarter.

                  (c) Within forty-five (45) days after the end of each quarterly accounting period, rent rolls for the Project, including the name, annual rental amount and lease expiration date for each Tenant.

                  (d) Within forty-five (45) days after the end of each quarterly accounting period, a certificate signed by the manager of Borrower in the form attached hereto as Exhibit "E".

                  (e) When requested by Lender, such further information as Lender may reasonably request relating to Borrower and/or the operation of the Project.

                  (f) Copies of all material filings of Borrower with the Securities and Exchange Commission, such copies to be delivered to Lender within thirty (30) days after filing with the Securities and Exchange Commission.

         7.14 Subsequent Actions. Borrower shall immediately inform Lender of any actions, suits or proceedings involving Borrower that if adversely determined would materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement, or the financial condition, business or operations of Borrower.

         7.15 Further Assurances. Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require in order to effectuate Borrower's obligations with respect to the Loan without substantively amending any of the Loan Documents.

         7.16 Borrower Notices. Borrower shall promptly give notice in writing to Lender of (i) the occurrence of any Event of Default, (ii) any change in the name of Borrower, and in the case of a reorganization, any change in name, identity or corporate structure, (iii) loss through fire, theft, liability or property damage in excess of $25,000.00, and
         (iv) all
         material developments disclosed to Borrower from any source in the Edison Brothers bankruptcy proceedings which may have a material effect upon the Edison Brothers Lease.

         7.17 Financial Covenants. Until the Loan is repaid in full, Borrower shall comply with the following:

                  (a) Permitted Expenses. Borrower shall not expend any income of the Project of any type other than for (i) Operating Expenses of the Project, (ii) payments of principal, interest and other charges with respect to the Debt, (iii) fees and expenses associated with the organization and operation of Borrower (such as tax return preparation, fees and expenses of filings with the Securities and Exchange Commission, asset management fees and other similar expenses which are not included in the definition of Operating Expenses), and (iv) capital expenditures of or benefiting the Project, provided, however, that after the making of any Operating Deficit Advance or Capitalized Interest Advance to Borrower pursuant to the terms of this Agreement, such capital expenditures (exclusive of Tenant Improvements made pursuant to an Approved Lease) shall be limited to the amount which is the greater of
                  (a) Two Hundred Thousand Dollars ($200,000.00) in the aggregate per any period of twelve (12) consecutive calendar months commencing on or after the date of such Operating Deficit Advance or Capitalized Interest Advance or (b) such other amount as may be approved by Lender in writing.

                  (b) No Equity Distributions. Borrower shall not make any distribution to its members other than as payment for services rendered currently upon arms' length terms and conditions approved by Lender.

         7.18 Leases. Each lease that is to be used in leasing any of the Real Property shall be subject to Lender's prior written approval which approval shall not be unreasonably withheld, conditioned or delayed. Each such lease shall have been entered into by the Borrower in good faith and at arm's length. Borrower shall assign to Lender in the Assignment all of its right, title and interest in and to all Leases and rents relating to the Improvements at the Project and shall execute and deliver to Lender written assignments thereof in form satisfactory to Lender. Upon request of Lender, which request shall not be made more frequently than once during each calendar year unless an Event of Default has occurred and is continuing, Borrower will use its commercially reasonable efforts to deliver to Lender individual estoppel certificates from all Tenants under such Leases certifying:
         (a) that the leased premises have been completed to the satisfaction of that Tenant, (b) that the lease is in full force and effect and there are no existing defaults to the knowledge of that Tenant, (c) the date upon which the term of the lease commenced and the date to which rentals have been paid, (d) that there are no setoffs or counterclaims against the rent payments and no credits against the rent payments except as set forth in the Lease, (e) that the Lease has not been amended or modified and there are no representations, warranties, understandings or agreements pertaining to the subject matter thereof other than as expressly stated in the written lease, and (f) that the Tenant has no knowledge of any prior assignment or pledge of the lease or of rentals thereunder.

         Anything in the foregoing to the contrary notwithstanding, Lender's prior approval shall not be required for any Lease of less than 20,000 square feet of rentable space which (i) is in a form substantially similar to the most current form of Lease used by Borrower which has been provided to Lender, (ii) provides for rental in an amount not less than $15.00 per square foot per year, and (iii) will not require Borrower to finance tenant improvements for such Lease under the Loan. Lender shall indicate its approval or disapproval of a proposed Lease within ten (10) Business Days of Borrower's furnishing to Lender of the proposed form of Lease, a proposed term sheet showing all essential terms and any substantive changes to the form of Lease, financial information regarding the Tenant and such other information as Lender shall promptly and reasonably request with respect to such Lease and the Tenant. Lender shall use reasonable efforts to provide such approval or disapproval of such Lease as soon as practicable after it receives the required information. Lender's failure to respond within ten (10) Business Days shall be deemed Lender's approval of such proposed Lease in substantially the form provided to Lender, subject only to changes specifically stated in the term sheet provided to Lender and other changes consistent with Borrower's customary leasing practices. In the event that any business term or other material substantive provision of any proposed Lease is different from that previously provided to Lender, Lender shall have an additional ten (10) Business Days after receipt of such term or provision to disapprove such Lease. Lender agrees to sign a Subordination, Attornment and Non-Disturbance Agreement at Borrower's request in form substantially identical to the form attached hereto as Exhibit "G", upon delivery to Lender of such form executed by all other parties thereto, with respect to any approved (or deemed approved) Leases.

         7.19 Year 2000 Compliance. Borrower will promptly notify Lender in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect on Borrower, its businesses or assets.

SECTION 8.        NEGATIVE COVENANTS

         So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged, Borrower shall not, without receiving the prior written consent of Lender:

         8.1 Dissolution or Liquidation. Dissolve or liquidate, or merge or consolidate with or into any other entity.

         8.2 Due on Sale or Encumbrance. Except as provided in Section 7.4 and 8.5, assign, transfer or convey any of its right, title and interest in any property whether real or personal encumbered by the Security Documents; create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any property encumbered by the Security Documents (other than liens arising from work the cost of which is being properly contested in accordance with the terms hereof); or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any other property or assets which it now owns or hereafter acquires except in consideration of the contemporaneous receipt by it of benefits equal or greater in value to the lien created. Any change or transfer or more than fifty percent (50%) in the aggregate of the total membership interests in Borrower to a single member or person (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) shall be deemed a transfer of property in violation of this Section.

         8.3 Change in Accounting Period. Change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP or to tax basis accounting, consistently applied.

         8.4 No Additional Debt. During the term of the Loan, without Lender's prior written consent, which may be withheld in Lender's sole and absolute discretion, incur any additional debt with respect to, or in connection with its ownership and operation of the Project (including without limitation any contingent or guarantor liability), except as provided in Section 7.4 and except for (i) short term accounts payable incurred in connection with the operation of the Project, or (ii) purchase money borrowing for equipment, but not fixtures for the Project, provided the aggregate amount of all such borrowings shall not exceed One Hundred Thousand Dollars ($100,000.00) at any one time outstanding, and provided further that no lender shall have a security interest in any collateral securing the Loan other than a security interest in the equipment so purchased.

         8.5 Disposition of Personal Property. Borrower shall, have the right to sell any items of tangible personal property provided that in connection with any sale of an item acquired at a cost in excess of Ten Thousand and no/100 Dollars ($10,000.00), Borrower shall simultaneously with or prior to such sale, either (i) replace said item with an item of a value substantially equal to that of the item being sold and which replacement item shall be free from any title retention or security interest or other encumbrance except to the extent permitted pursuant to Paragraph 8.4 above; or (ii) deliver any net cash proceeds received from such disposition promptly to Lender to be applied to the principal balance of the Note without charge for prepayment.

SECTION 9.        WAIVER

         9.1 Delay or Omission. No delay or omission by Lender in exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any term, condition or provision set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.

SECTION 10.       DEFAULT

         10.1 Event of Default. The occurrence of any of the following events or conditions shall constitute an Event of Default under this Agreement and with respect to the Loan:

                  (a) Any failure to pay any principal or interest under the Note when the same shall become due and payable and such failure continues for ten (10) days after notice thereof to Borrower, or the failure to pay any other sum due under the Loan Documents when the same shall become due and payable and such failure continues for ten (10) days after notice thereof to Borrower. No notice, however, shall be required after maturity of the Note.

                  (b) Any failure to perform or observe any of the covenants, conditions or provisions of the Loan Documents (other than a failure described in one or more of the other provisions of this Paragraph 10.1) and such failure either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty (30) days after notice thereof to Borrower; provided that if such failure is not of a nature such that can reasonably be cured within 30 days, so long as Borrower is diligently pursuing such cure in good faith, such failure shall not constitute an Event of Default.

                  (c) Any warranty, representation or statement contained in the Loan Documents, or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been false when made or furnished in any material respect.

                  (d) The filing by Borrower (or against Borrower to which Borrower acquiesces or that is not dismissed within sixty (60) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Borrower in a proceeding in which Borrower is the debtor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Borrower.

                  (e) The insolvency of Borrower; or the execution by Borrower of an assignment for the benefit of creditors; or the convening by Borrower of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or if Borrower is generally not paying its debts as they mature.

                  (f) The admission in writing by Borrower that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

                  (g) The liquidation, termination or dissolution of Borrower.

                  (h) Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for the Loan.

                  (i) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by the Deed of Trust, against, any portion of any collateral or security for the Loan, that is not removed or released within thirty (30) days after Borrower obtains actual knowledge of its creation, not to exceed forty-five (45) days after its creation.

                  (j) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any collateral or security for the Loan, that is not bonded or insured over to Lender's reasonable satisfaction or dismissed within thirty (30) days after its institution.

                  (k) A transfer of the Project or any part thereof in violation of Section 8.2 hereof.

         10.2 Remedies. Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Lender may do one or more of the following:

                  (a) Cease making Advances without notice;

                  (b) Declare the Loan and all other indebtedness of Borrower hereunder immediately due and payable, without notice or demand;

                  (c) Proceed to protect and enforce its rights and remedies under all Loan Documents;

                  (d) Take over and complete construction of any Tenant Improvements by or through any agent, contractor or subcontractor of its selection, and make Advances in payment of the costs, expenses, fees, reasonable attorneys' fees and other charges incurred in connection with such taking over and completion, together with reasonable allowances for supervision; and

                  (e) Avail itself of any other relief to which Lender may be legally or equitably entitled.

SECTION 11.       ACTION UPON AGREEMENT

         11.1 No Third Party Beneficiaries. This Agreement is made for the sole protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

         11.2 Integration. The Loan Documents embody the entire Agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth therein. Borrower acknowledges that its execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

         11.3 Modifications. No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

         11.4 No Joint Venture. Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

SECTION 12.       GENERAL

         12.1 Survival. This Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, remains outstanding.

         12.2 Discretionary Rights. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so except to the extent Lender has expressly agreed herein that its consent or approval will not be unreasonably withheld or that its discretion will be exercised in a reasonable manner. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion except to the extent Lender has agreed that its consent or approval will not be unreasonably withheld or that its discretion will be exercised in a reasonable manner. All amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys' fees, shall be secured by the Security Documents, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand.

         12.3 Indemnity. Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to reasonable attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Loan, to the ownership, development, construction, or sale of the Project, whether resulting from internal disputes of Borrower, or whether involving other third persons or entities, or out of any other matter whatsoever related to any of the Loan Documents, or any property encumbered thereby, but excluding any claim or liability which arises as the result of the gross negligence or willful misconduct of Lender, its officers, employees or agents. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Loan and the Advances but shall also survive the repayment of the Loan and the performance of all of Borrower's other obligations hereunder.

         12.4 Construction. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         12.5 Time of Essence. Time is expressly made of the essence of this Agreement.

         12.6 Notices. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, seventy-two (72) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties. Notices to Borrower shall also include a copy to:

                           EBS Building, L.L.C.
                           PricewaterhouseCoopers, LLP
                           800 Market Street, Suite 1800
                           St. Louis, Missouri 63101
                           Attn: Keith F. Cooper, Partner

                           and

                           Bryan Cave LLP
                           One Metropolitan Square
                           St. Louis, MO 63102
                           Attn: George E. Murray III, Esq.

Notices to Lender shall include a copy to each of:

                           FinPro, L.L.C.
                           1001 Cherry Street
                           Suite 308
                           Columbia, Missouri 65201

                           Sonnenschein Nath & Rosenthal
                           One Metropolitan Square, Suite 3000
                           St. Louis, MO 63102
                           Attn:  Thomas K. Vandiver

Notices to Servicing Agent shall be delivered to:

                           NationsBank, N.A.
                           7800 Forsyth Blvd.
                           St. Louis MO 63105
                           Attn:  Jack Wiser

         12.7 Payment of Costs. Borrower shall pay upon demand all out of pocket costs and expenses arising from the preparation of the Loan Documents, the closing of the Loan, the making of Advances and the monitoring and administration of the Loan, including but not limited to title insurance premiums, other title company charges, recording and filing fees, costs of Uniform Commercial Code searches, Lender's reasonable outside attorneys' fees, Lender's inspection fees, appraisal and appraisal review fees, any intangible or recording taxes and any other charges that may be imposed on Lender as a direct result of this transaction.

         12.8 Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of Missouri, without giving effect to conflict of laws principles.

         12.9 Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

         12.10 Headings. The headings or captions of sections and paragraphs in this Agreement are for reference only, do not define or limit the provisions of such sections or paragraphs, and shall not affect the interpretation of this Agreement.

         12.11 Participations. Lender, at any time, shall have the right to sell, assign, transfer, negotiate or grant participation interests in the Loan and in any documents and instruments executed in connection herewith; provided that Borrower shall have no obligation with respect to such sale, assignment or transfer until Borrower has received notice thereof from Lender. Borrower hereby acknowledges and agrees that any such disposition (other than a participation) shall give rise to a direct obligation of Borrower to each such assignee. Lender is authorized to furnish to any participant or prospective participant any information or document that Lender may have or obtain regarding the Loan or Borrower, provided such party signs a confidentiality agreement reasonably satisfactory to Borrower. In addition to the foregoing, the Security Documents and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more Notes and two or more Security Documents, each of which shall cover all or a portion of the Project to be more particularly described therein. To that end Borrower, upon written request of Lender, shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute Notes and Security Documents in such principal amounts aggregating not more than the then unpaid principal amount secured by the Deed of Trust and containing terms, provisions and clauses no less favorable to Borrower than those contained herein and in the Note and such other documents and instruments as may be required by Lender to effect the splitting of the Note and the Security Documents.

         12.12 Counterparts. This Agreement may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         12.13 ORAL MODIFICATIONS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND THE OTHER LOAN DOCUMENTS, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         12.14 Incorporation by Reference. All schedules and exhibits attached hereto are incorporated herein and made a part hereof by this reference.

         12.15 Business Loan. The proceeds of this Loan will be used for the purposes specified in Section 408.035 of the Missouri Revised Statutes and the indebtedness secured thereby constitutes both a business loan and a real estate loan which comes within the purview of Section
         408.035 R.S.Mo.

         IN WITNESS WHEREOF, these presents are executed as of the date first indicated above.


                     EBS BUILDING, L.L.C., a Delaware limited liability company

                     By:      PRICEWATERHOUSECOOPERS LLP,
                     MANAGER


                     By:           /s/ Matthew R. Neimann
                         ------------------------------------------------------
                          Matthew R. Niemann, Director

                                                                        BORROWER

         IN WITNESS WHEREOF, these presents are executed as of the date first indicated above.


                     FINPRO, L.L.C., a Missouri limited liability company



                     By:               /s/ E. Stanley Kroenke
                         ------------------------------------------------------
                          E. Stanley Kroenke, Manager
                          [EBS LOAN AGREEMENT]

                                                                          LENDER

                                LIST OF EXHIBITS


Schedule 1          Schedule of Terms
Exhibit A           Legal Description of Project
Exhibit B           Form of Note
Exhibit C-1         Conditions and Limitations for Subsequent Advances
                    (Construction-Related Advances)
Exhibit C-2         Conditions and Limitations for Subsequent Advances (Lease-
                    Related Advances)
Exhibit C-3         Conditions and Limitations for Subsequent Advances
                    (Operating Deficit and Interest Reserve Advances)
Exhibit D           Survey Requirements
Exhibit E           Quarterly Compliance Certificate
Exhibit F-1         Form of Request for Disbursement (Construction-Related
                    Advances)
Exhibit F-2         Form of Request for Disbursement (Lease-Related Advances)
Exhibit G           Form of Subordination, Attornment and Non-Disturbance
                    Agreement

                                   SCHEDULE 1
                                SCHEDULE OF TERMS

1.2A Commitment Fee: One Hundred Eighty Thousand Dollars ($180,000.00), Twenty-Five Thousand Dollars ($25,000.00) of which has been previously paid by Borrower.

1.2B Debt Redemption Fee: Sixty Thousand Dollars ($60,000.00) payable semi-annually in arrears [for a maximum fee of Two Hundred Forty Thousand Dollars ($240,000.00)]. The first semi-annual payment shall be prepaid at Loan Closing. If the Note is prepaid prior to maturity, this fee shall be prorated on a monthly basis for any payment period of less than six (6) months (exclusive of the first semi-annual payment which shall not be prorated regardless of when the Loan is prepaid).

1.2C Servicing and Administration Fee. Sixty Thousand Dollars ($60,000.00) per annum, in advance, payable by Borrower at Loan Closing, and again one (1) year after the date hereof. If the Note is prepaid prior to maturity, this fee shall be prorated on a monthly basis and the overpayment thereof shall be refunded to Borrower (or credited against the Note payoff amount).

1.2D Unused Commitment Fee: 0.25% per annum of the amount by which $12,000,000.00 exceeds the total Advances made to Borrower, to be calculated based upon the average daily ratio of the unfunded portion of the Loan to the Maximum Loan Amount of $12,000,000.00 based upon an actual/360-day year basis and paid quarterly in arrears on the first day of the following calendar month commencing September 1, 1999.

1.2E Maximum Lease Advance Amount: An amount for any Lease calculated as follows subject to adjustment by Lender as it deems reasonably necessary to address any changes in the rental terms over the life of the relevant Lease:

         (a) The product of (i)(x) the weighted average annual rental rate under the lease, calculated on a per square foot basis, minus (y) the then current annual Operating Expenses of the Project, calculated on a per square foot basis, minus (z) one year's amortization of tenant improvement costs and leasing commissions paid by Borrower in connection with such lease as amortized over the initial term of the lease, calculated on a per square foot basis, times (ii) the number of rentable square feet leased to the tenant pursuant to such lease;

         minus

         (b) The reserve requirement, calculated as the product of $0.20 times the number of rentable square feet leased to the tenant pursuant to such lease;

         and dividing (a) minus (b) by

         (c) Ten percent (10%),
         such that the Maximum Lease Advance Amount = (a-b)/(c).

         For the purpose of the foregoing calculation, Operating Expenses shall not include: (i) fees and expenses payable by the Borrower to the manager of the Borrower; (ii) asset management fees; (iii) tax return preparation fees; (iv) fees and expenses associated with filings by the Borrower with the Securities and Exchange Commission; and (v) other similar expenses which relate to the operation of the Borrower exclusive of the operation and management of the Project.

                                       OR.
Twenty-Five Dollars ($25.00) per rentable square foot whichever is less;

                                       OR

Such greater amount as Lender may reasonably determine.

         Example:

              Assumptions:

         -    5,000 square feet of leased space
         -    $15.00 per square foot per annum gross rent
         -    $7.00 per square foot per annum expenses
         -    Calculation of Maximum Lease Advance Amount

                  (a) 5,000 x ($15.00-$7.00) = $40,000.00
                  (b) $40,000.00 - (5,000 x $0.20) = $39,000.00
                  (c) $39,000.00 / .10 = $390,000.00 Maximum Lease Advance
                      Amount

7.11 Escrow Account. Quarterly required deposit amounts in the amount of $150,000.00.

                                   EXHIBIT "A"


                                  REAL PROPERTY


Legal Description of Property:

All that real property located in the City of St. Louis, State of Missouri, more particularly described as follows:

Parcel No. 1: A tract of land being Book 119, part of Block 118, that part of St. Charles Street, 50 feet wide, vacated by Ordinance No. 58574 and that part of a 7.5 foot wide alley in Block 118 vacated by Ordinance No. 58533, in the City of St. Louis, Missouri and being further described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide, at its intersection with the South line of vacated St. Charles Street, 50 feet wide, said point being the Northwest corner of Block 118, thence North 1 degree 54 minutes 12 seconds East,
49.93 feet across vacated St. Charles Street to the Southwest corner of Block 119; thence along the East line of Sixth Street, North 0 degrees 09 minutes 53 seconds West, 150.46 feet to its intersection with the South line of Washington Avenue, 80 feet wide, said point being the Northwest corner of Block 119; thence along the South line of Washington Avenue, North 89 degrees 54 minutes 07 seconds East, 270.40 feet to its intersection with the West line of Broadway, 80 feet wide, said point being the Northeast corner of Block 119; thence along the West line of Broadway, South 0 degrees 11 minutes 45 seconds East, 149.47 feet to its intersection with the North line of vacated St. Charles Street, said point being the Southeast corner of Book 119; thence South 2 degrees 26 minutes 11 seconds West, 50.14 feet across vacated St. Charles Street to the Northeast corner of Block 118; thence continuing along the West line of Broadway, South 2 degrees 33 minutes 22 seconds West, 13.64 feet to a point on the East line of Block 118; thence leaving said point and running North 87 degrees 22 minutes 23 seconds West 269.68 feet to the point of beginning according to survey by The Clayton Engineering Company dated February, 1998.

Parcel No. 2: A tract of land being part of Block 118 together with the vacated North and South Alley and portions of the following vacated streets, Broadway, Locust Street and Sixth Street, in the City of St. Louis, Missouri, and described as follows: Beginning at a point on the East line of Sixth Street, 60 feet wide at its intersection with the South line of former St. Charles Street, 50 feet wide, as vacated by Ordinance No. 58574, said point being the Northwest corner of City Block 118 and the Westernmost corner of property conveyed to Edison Brothers Redevelopment Corporation by deed recorded in Book 338M page 830 of the St. Louis City Records; thence leaving said point and running along the line of said Edison Brothers Property, South 87 degrees 22 minutes 23 seconds East, 269.68 feet to a point on the Eastern line of City Block 118, thence along said Eastern Block line, North 2 degrees 33 minutes 22 seconds East, 2.00 feet to a point on the North line of that portion of Broadway as vacated by Ordinance No. 58656; thence along the North line of said vacated area South 87 degrees 22 minutes 23 seconds East, 13.33 feet to the Northeast corner thereof; thence along the Eastern line of the portion of Broadway, as vacated, South 2 degrees 33 minutes 22 seconds West, 275.33 feet to an angle point therein;

thence South 50 degrees 50 minutes 47 seconds West, 1797 feet to a point on the South line of that portion of Locust Street as vacated by Ordinance No. 58656; thence along the South line of said vacated area, North 87 degrees 22 minutes 23 seconds West, 268.51 feet to an angle point therein; thence North 39 degrees 14 minutes 03 seconds West, 20.11 feet to a point on the Western line of that portion of Sixth Street, as vacated by Ordinance No. 58656; thence along the West line of said vacated area, North 2 degrees 37 minutes 07 seconds East,
271.67 feet to the Northwest corner thereof; thence along the North line of said vacated portion of Sixth Street South 87 degrees 22 minutes 23 seconds East,
12.0 feet to a point on the East line of Sixth Street; thence along said street line, South 2 degrees 37 minutes 07 seconds West 1.33 feet to the point of beginning, according to survey executed by Clayton Engineering Company.

                                   EXHIBIT "B"

                                  FORM OF NOTE

                                  EXHIBIT "C-1"

               CONDITIONS AND LIMITATIONS FOR SUBSEQUENT ADVANCES
                        (CONSTRUCTION-RELATED ADVANCES)

                        1. Lender Approval of Lease. Prior to the commencement of construction of any Tenant Improvements, any part of the construction of which is to be financed with any Subsequent Advance, Borrower shall submit to Lender for approval (a) a Lease for the premises on which any Tenant Improvements are to be constructed (to the extent not previously approved), (b) the Budget for the Tenant Improvements, (c) the Contract Documents for the Tenant Improvements and (d) all plans and specifications for the Tenant Improvements. Lender shall be under no obligation to make any Subsequent Advance until Lender has approved such Lease (including, without limitation, the identity and financial condition of the Tenant) or such lease is deemed approved, and until Lender has approved the Budget, Contract Documents and plans and specifications, in Lender's discretion, not to be unreasonably withheld conditioned or delayed.

                        2. Construction of Tenant Improvements. Borrower shall
                        (i) construct or, if the Tenant is obligated to construct Tenant Improvements under the Lease, cause the Tenant to construct the Tenant Improvements in good and workmanlike manner and substantially in accordance with the Contract Documents, (ii) commence, or cause to be commenced, construction promptly as required under the related Approved Lease, and (iii) once construction of the Tenant Improvements has commenced, pursue or cause to be pursued such construction diligently to completion and complete such construction substantially in accordance with the relevant Construction Schedule subject to force majeure. Borrower shall construct or cause to be constructed such Tenant Improvements in accordance with all applicable laws, rules and regulations of appropriate governmental authorities, so as not to encroach upon any easement, right-of-way or land of others and so as not to violate any setback lines, applicable public or private use restrictions or other restrictions or regulations.

                        3. Subsequent Advance Procedures and Request for Disbursement.

                             (a) If Borrower is obligated to construct the Tenant Improvements under any Lease or finance the construction thereof, Borrower shall prepare and submit to Lender a

                             Request for Disbursement for each Subsequent
                             Advance with regard to such Tenant Improvements, but no more often than once per month. No Request for Disbursement, except the final Request for Disbursement with respect to the Tenant Improvements for any Lease, shall be for an amount less than $200,000.00 except to the extent the aggregate cost for such improvements is less than $200,000.00, in which event Borrower may request such lesser amount. Each Request for Disbursement shall be delivered to Lender not less than ten (10) Business Days prior to the requested Subsequent Advance Date and shall be accompanied by the following:

                                  (1) all information and documentation required by this Agreement;

                                  (2) evidence that all conditions of this Agreement required to be satisfied prior to such Subsequent Advance have been satisfied or waived; and

                                  (3) such additional information, affidavits, certificates and other documents as may be reasonably required by Lender for making the Subsequent Advance; provided, however, that lien waivers with respect to payments to contractors to be financed with the proceeds of such Advance may be conditional lien waivers.

Within seven (7) Business Days of Lender's receipt of the Request for Disbursement, Lender will approve or disapprove the Request for Disbursement. Lender will review and consider approval of all Requests for Disbursement submitted by Borrower in good faith. In the event of disapproval, Lender will also promptly notify Borrower of such disapproval and the basis therefor by telephone (confirmed in writing). If the Request for Disbursement is approved by Lender, Lender will pay the amount requested in such Request for Disbursement to Borrower, or during the continuance of an Event of Default, directly to the contractors and subcontractors to be paid under such Request for Disbursement, less the applicable Retainage, on or before the requested Subsequent Advance Date in accordance with the terms and conditions of this Agreement. If the Request for Disbursement is not approved in its entirety, Lender shall disburse approved amounts, but shall not be obligated to disburse any disapproved portion of the Request for Disbursement until resolution of each basis for disapproval to the satisfaction of Lender, although Lender may, in its sole discretion, disburse all or any portion of the requested amount prior to such resolution. Within ten (10) Business Days of the resolution of each basis for disapproval to the reasonable satisfaction of Lender, Lender shall disburse the remaining portion of the requested Subsequent Advance.

                             (b) No Subsequent Advances shall be approved for materials purchased or to be purchased but not yet installed or incorporated into the Tenant Improvements.

                             (c) Lender may withhold for its own benefit 10% of the Hard Costs of each approved Subsequent Advance (the "Retainage"). The Retainage will be disbursed upon substantial completion of the Tenant Improvements to the extent the contractors and subcontractors are then entitled to such amount under the construction contracts. In Lender's reasonable discretion, at Borrower's request, the Retainage may be reduced to an amount less than 10% of Hard Costs, provided that Lender's agreement to such reduction in any one case shall not be construed to require Lender to so consent in any other case.

                        4. Additional Conditions Precedent to Subsequent Advances. The obligations of Lender hereunder to approve and make each Subsequent Advance subject to this Exhibit C-1 shall be subject to the following conditions precedent:

                                       (i) Request for Disbursement. Requests
                                       for Subsequent Advances shall be
                                       accompanied by supporting documentation, the adequacy and completeness of which shall be reasonably approved by Lender, including, without limitation, a list certified by general contractor or Borrower of payees and amounts to be paid to each payee in connection with such Request for Disbursement, invoices, lien waivers for the prior draw, a schedule in spreadsheet form of all costs incurred to date by Borrower with respect to the Approved Lease broken down on a line item basis and compared with the related amounts in the approved Budget for such Lease, affidavits, indemnity agreements and such other agreements, instruments, documents and certificates as may be reasonably required by Lender, including, without limitation, all such items related to Borrower's expenditure of the Required Equity with respect to the related Subsequent Advance. If work is not performed by Borrower, the certificates of

                                       Borrower regarding the foregoing may be
                                       based on Borrower's reasonable inquiry.

                                       (ii) Architect's Certificate. If required by Lender, Lender shall have received such certificates from Borrower's Architect, if Borrower's Architect is performing inspections, certifying that all work for which an Advance is being requested by Borrower has been performed in accordance with the Approved Plans and Specifications and applicable law, the amount of the Advance requested represents work in place based on on-site observations and the data comprising the Draw Request, the work has progressed as indicated and the applicable contractor is entitled to payment of the amount certified.

                                       (iii) No Events of Default. As of the
                                       date of the Request for Disbursement and the date of the Subsequent Advance, there shall have been no Event of Default, and no event shall exist which by notice, passage of time or both would constitute an Event of Default under this Agreement.

                                       (iv) Notices, Applications and Filings.
                                       All notices, applications and filings
                                       required by any governmental authority in connection with the related Tenant Improvements shall have been duly filed.

                                       (v) Certifications and Governmental
                                       Approvals. Evidence satisfactory to
                                       Lender of Borrower's receipt of all
                                       required governmental certifications and approvals in connection with the related Tenant Improvements.

                                       (vi) Other Conditions. To the extent
                                       applicable, Lender shall have received
                                       any and all affidavits, indemnity
                                       agreements, lien waivers, certificates
                                       and other documents that may be
                                       reasonably required by Lender, including, without limitation, an affidavit of general contractor as to the payment of all contractors, subcontractors, suppliers, materialmen and vendors entitled thereto in connection with the related Tenant Improvements; provided, however, that lien waivers with respect to payments to contractors to be financed with the proceeds of such Advance may be conditional lien waivers.

                        5. Special Conditions for Final Advance. In addition to the requirements set forth in the preceding Paragraph, the obligation of Lender to make the final Advance with respect to Tenant Improvements financed by Borrower for any particular Lease is also conditioned upon the receipt by Lender of the following:

                                       (i) Certificates of Occupancy. Evidence
                                       satisfactory to Lender of the issuance by all appropriate governmental authorities of final certificates of use and occupancy of the related Tenant Improvements, to the extent required under applicable law.

                                       (ii) Completion Certificates. A
                                       certificate to Lender by Borrower
                                       certifying (i) a final certificate of use and occupancy of the Tenant Improvements has been issued; and (ii) covering such other matters as Lender may reasonably require. If the work is not to be performed by Borrower, the certificates of Borrower regarding the foregoing may be based upon Borrower's reasonable inquiry.

                                       (iii) Borrower's Affidavit; Borrower's
                                       Certification.

                                            (A) An affidavit of Borrower stating
                                            that each person providing any
                                            material or performing any work in
                                            connection with the premises has
                                            been (or if applicable, will be,
                                            with the proceeds of and immediately
                                            following receipt by Borrower of
                                            such final Loan Advance) paid in
                                            full or bonded (or funds have been
                                            or will be, from the proceeds of the
                                            Final

                                            Advance, reserved therefor) to the
                                            satisfaction of Lender, and that all
                                            withholding taxes have been paid and
                                            lien waivers have been (or if
                                            applicable, will be, with the
                                            proceeds of and immediately
                                            following receipt by Borrower of
                                            such final Advance) obtained from
                                            all contractors, material
                                            subcontractors and material
                                            suppliers who have performed work or
                                            supplied materials in connection
                                            with the construction of the Tenant
                                            Improvements and who have lien
                                            rights, and covering such other
                                            matters as Lender may reasonably
                                            require. If the work is not to be
                                            performed by Borrower, the affidavit
                                            of Borrower regarding the foregoing
                                            may be based upon Borrower's
                                            reasonable inquiry.

                                            (B) A certificate from Borrower to
                                            Lender stating that (a) the Tenant
                                            Improvements have been completed
                                            substantially in accordance with the
                                            Contract Documents subject to
                                            customary punch-list items, (b)
                                            Borrower and the Tenant have
                                            accepted the Tenant Improvements as
                                            constructed, and (c) if applicable,
                                            upon delivery by Lender of the final
                                            Loan Advance to those persons and/or
                                            entities described in the Request
                                            for Disbursement with respect to
                                            such Advance, Lender shall have
                                            satisfied all of its obligations
                                            under this Agreement to disburse
                                            Advances under the Loan with respect
                                            to such Lease and, without affecting
                                            Borrower's continuing
                                            representations, warranties,
                                            covenants, agreements and
                                            obligations hereunder, Lender shall
                                            have no further duties or
                                            obligations under this Agreement to
                                            disburse Advances with respect to
                                            such Lease. If the work is not to be
                                            performed by Borrower, the affidavit
                                            of Borrower regarding the foregoing
                                            may be based upon Borrower's
                                            reasonable inquiry.

                                            (C) Upon reasonable request by
                                            Lender, copies of all documents,
                                            instruments and agreements and all
                                            insurance policies and certificates
                                            required to be delivered pursuant to
                                            any Contract Document together with
                                            any other evidence reasonably
                                            required by Lender that the Tenant
                                            Improvements have been substantially
                                            completed in accordance with the
                                            Contract Documents in compliance
                                            with all Requirements of
                                            Governmental Authority and free of
                                            all liens.

                        6. Method of Subsequent Advance. Any Subsequent Advance made by Lender, or so much thereof as Lender may consider proper, may be disbursed at Lender's option to Borrower or its order or, at Lender's election, in the case of Tenant Improvements to be constructed by Borrower under any Lease, after an Event of Default, directly to the applicable general contractor, or to the persons furnishing labor, materials and/or services in connection with the Improvements. Lender shall have no obligation to see that the Advances made by it to Borrower or any designee of Borrower are actually used by that party to pay for labor and materials furnished for construction of the Tenant Improvements. Borrower acknowledges that this determination is its responsibility, and Borrower assumes all risks in connection with any Advance made pursuant to this paragraph.

                        7. Withholding Advances. Lender shall have no obligation to require and/or obtain lien waivers or receipts, and, although Lender may require presentation to it of lien waivers and/or receipts, Lender shall have no responsibility for the validity thereof nor for the correctness of the amounts indicated thereon. No Advance by Lender shall constitute approval of any certification or relieve any person making such certification of responsibility therefor.

                        8. Change Orders; Payment of Additional Costs; In
                        Balance.

                                       (i) All Change Orders which individually or in the aggregate for Tenant Improvements, which are to be paid for by Borrower under any Lease exceed $25,000.00 are subject to the prior consent of Lender not to be unreasonably withheld. Lender shall have the right to impose a reasonable fee for its review of Change Orders, which fee shall be based on the nature of the requested change. At the time Borrower requests Lender's consent to a Change Order, Borrower must also notify Lender whether Borrower intends to pay for all or a portion of the additional costs resulting from such Change Order, if any, or desires that Lender fund all or a portion of such additional costs through Advances. Lender shall have the right, but not the obligation, in its sole discretion, to fund all or a portion of amounts required to complete the Tenant Improvements in excess of the Buildout Price due to Change Orders. If Lender elects to fund all or a portion of such excess amounts, such amounts funded will be advanced as Subsequent Advances in accordance with this Agreement and included in the Buildout Price for purposes of calculating the amount of the Loan. If Lender does not elect to fund all or a portion of such excess amounts, Borrower shall immediately deposit funds with Lender equal to the portion of the excess amounts Lender will not fund, and Lender shall disburse such deposited funds toward payment of the Buildout Price prior to the Advance of any further funds under the Loan, subject to the satisfaction of the requirements for making Subsequent Advances set forth in this Agreement.

                                       (ii) Borrower agrees to execute such
                                       amendments to the Note and related
                                       documents, as Lender shall require to
                                       evidence the inclusion of additional
                                       amounts
                                       funded by Lender pursuant to this Section in the Loan.

                                       (iii) If Lender shall reasonably
                                       determine that the Schedule of Values
                                       and/or the Budget is not "in balance" as provided in this subsection, Lender may, at its option, refuse to make or approve further Advances and may require Borrower to deposit with Lender cash or other security acceptable to Lender in its sole discretion in such amount as Lender deems necessary to put the Schedule of Values and/or the Budget "in balance." No funds of Lender shall be disbursed until all sums deposited by Borrower have been disbursed. The Schedule of Values and/or the Budget shall be "in balance" only at such times that Lender determines, in its sole and reasonable judgment, that the moneys available to Borrower for the payment or reimbursement of (1) the total costs of constructing the Tenant Improvements as set forth in the Budget are at least equal to the amount that must be expended in order to complete the Tenant Improvements and to pay all costs and other expenses contemplated hereunder, and (2) unexpended amounts within each category or line item in the Schedule of Values and/or the Budget are at least equal to the amount of costs that must be expended to pay each category or line item. Any costs listed as contingencies on the Schedule of Values and/or the Budget shall be deemed to be actual costs for the purposes of balancing. The determination as to whether the Schedule of Values and/or the Budget is "in balance" may be made by Lender at any time, including in connection with any Request for Disbursement. Within ten (10) Business Days following notice from Lender that the Schedule of Values and/or the Budget is not "in balance," Borrower shall make the deposit required to be made pursuant to this subsection. Any such amounts deposited with Lender shall be the next funds disbursed by Lender, subject to the terms and conditions of this Agreement.

                        9. Mechanics' and Materialmen Liens.

                                       (i) Borrower will certify, or cause the
                                       general contractor, if any, to certify,
                                       to Lender upon request at any time, and
                                       from time to time, as to all materialmen, laborers, subcontractors, suppliers and any other parties who might or could claim statutory or common law liens as a result of furnishing material or labor to the Premises or any portion thereof or interest therein, together with evidence satisfactory to Lender showing that such parties have been paid (or will be paid from the Subsequent Advances) all amounts then due for labor and materials. In addition, Borrower will provide or cause to be provided to Lender, promptly upon Lender's request, copies of any preliminary notice or notice, written or oral, from any laborer, subcontractor, materialman or supplier to the effect that said laborer, subcontractor, materialman or supplier has not been paid when due or intends to or has filed any mechanics lien for any labor or materials furnished in connection with the construction of the Tenant Improvements.

                                       (ii) If, during the construction of the
                                       Tenant Improvements, a lien is filed
                                       against the Project for work performed on or goods and/or services provided to the Project, and if Borrower is not then in breach or default of this Agreement, Borrower shall have thirty (30) Business Days after Lender's request that the lien be released from the applicable real property records or that Borrower post a bond or provide an indemnity satisfactory to Lender to cause the same to be accomplished. If Borrower fails to so cause such lien to be released or to post such a bond or deliver such an indemnity, such failure shall be an Event of Default under this Agreement and shall entitle Lender to exercise the remedies set forth in Section 10.2.

                        10. Inspection, Audits and Information Regarding Tenant Improvements and Construction Component Advances.

                                       (i) Borrower shall permit Lender and its representatives and agents, to enter upon the Real Property at all times during normal business hours and at other times upon not less than 24 hours prior written notice and to inspect the Tenant Improvements and all materials to be used in the construction thereof, and shall cooperate and cause the general contractor, if any, to cooperate with Lender and its representatives and agents, during such inspections, including making available to Lender working copies of the Contract Documents together with all related supplementary materials.

                                       (ii) Borrower shall permit Lender and its representatives and agents, to examine, copy and make extracts of the books, records, accounting data and other documents of Borrower that relate to compliance with the terms of this Exhibit including, without limitation, all permits, licenses, consents and approvals of all governmental authorities having jurisdiction over Borrower or the Project. All such books, records and documents shall be made available to Lender, and its representatives and agents promptly upon written demand therefor; and, at the request of Lender, Borrower shall furnish Lender and its representatives and agents with convenient facilities for the foregoing purpose.

                                       (iii) It is expressly understood and
                                       agreed that Lender shall have no duty to supervise or to inspect the construction of any Tenant Improvements or any books, records, drawings, permits or approvals concerning the construction of such Tenant Improvements, and that any such inspection or review shall be for the sole purpose of determining whether or not the obligations of Borrower under this Agreement are being properly discharged and of preserving Lender's rights hereunder or under the Contract Documents. If Lender or its agents should inspect the construction of the Tenant Improvements or any books and records, Lender and its agents shall have no liability or obligation to Borrower or any third party arising out of such inspection. A review or inspection not followed by a notice of an Event of Default shall not constitute a waiver of any default then existing; nor shall it constitute an acknowledgment or representation by Lender that there has been or will be compliance with the Contract Documents, that the construction is free from defects in materials or workmanship, or that there has been a waiver of Lender's right thereafter to insist that any Tenant Improvements be constructed in accordance with the Contract Documents. Lender's failure to inspect the construction of the Tenant Improvements or any part thereof or any books, records, drawings, permits and approvals related to the construction of the Tenant Improvements shall not constitute a waiver of any of Lender's rights hereunder. Neither Borrower nor any third party shall be entitled to rely upon any inspection or review undertaken by Lender, and Lender owes no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of the existence of, negligent, faulty, unlawful, inadequate or defective design or construction of the Tenant Improvements.

                        11. Insurance. In addition to the insurance requirements Borrower is otherwise obligated under this Agreement to satisfy, Borrower shall obtain and maintain the following insurance:

                                       (i) Architect's Insurance. An architect's professional liability insurance policy obtained by Borrower's Architect, if any, in an amount not less than $1,000,000.00 per occurrence. Evidence of such insurance shall be delivered to Lender.

                                       (ii) General Contractor's Liability
                                       Insurance. General contractor's liability insurance policy in an amount not less than $1,000,000.00 per occurrence. Evidence of such insurance shall be delivered to Lender.

Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with the transactions contemplated hereby, and shall reimburse Lender for any reasonable expenses incurred in connection therewith (including reasonable attorneys' fees and expenses, and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting the Land or the Tenant Improvements which Lender reasonably believes has a material adverse effect on the value of the Project).

                        12. Representations and Warranties of Borrower. The following representations and warranties, to the extent applicable, shall be deemed made by Borrower as of the date of each submission of a Request for Disbursement by
                        Borrower:

                                       (i) Approval of Contract Documents;
                                       General Contract. The Contract Documents have been approved by Borrower and, to the extent required by applicable law or any effective restrictive covenant, each governmental authority and the beneficiaries of each such covenant respectively. The general contract provides for the construction of the Tenant Improvements for a stipulated amount or guaranteed maximum price.

                                       (ii) Compliance With Laws. The design,
                                       layout and anticipated use of the Tenant
                                       Improvements complies with or will comply with in all material respects, by the Completion Date, all applicable zoning ordinances, regulations and restrictive covenants affecting the leased premises and all other requirements of any governmental authority and all requirements for such use have been or will have been satisfied by the Completion Date.

                                       (iii) Licenses; Permits. Borrower has
                                       obtained all licenses, permits,
                                       authorizations, consents and approvals
                                       from governmental authorities and/or
                                       third parties necessary to commence
                                       construction of the Tenant Improvements, such licenses, permits, authorizations and consents are in full force and effect and will be maintained in full force and effect throughout construction of the Tenant Improvements, and Borrower has no reason to believe that all licenses, permits, certifications and approvals with respect to the Tenant Improvements to be issued subsequent to the date of this Agreement will not be issued in the ordinary course of business. In addition to those licenses, permits, certifications and approvals which are required to commence construction of the Tenant Improvements, Borrower shall timely obtain and maintain all other licenses, permits, certifications and approvals required to construct or complete the Tenant Improvements. On or before the Completion Date, Borrower shall have obtained from each governmental authority all licenses, permits, authorizations, consents and approvals necessary for the occupancy and operation of the Tenant Improvements for their intended purpose, and as of the Completion Date such licenses, permits, authorizations, consents and approvals will be in full force and effect.

                                       (iv) Lien Potential. Borrower has made no material contract or arrangement of any kind which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim of lien on the Premises, except for its arrangements with Borrower's Architect, general contractor and contractors or subcontractors which have been disclosed to Lender and the purchase money financing permitted pursuant to paragraph
                                       8.4 of the Agreement.

                                       (v) No Defaults. To Borrower's knowledge, there exist no defaults under this Agreement, the Note or any of the documents executed in connection with the Note, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default under this Agreement or any of such documents.

                                       (vi) Representations and Warranties. All representations and warranties of Borrower in the Note, any other Loan Documents, and in any certificates or other instruments delivered pursuant thereto are incorporated herein by reference as though fully set forth.

                                       (vii) Other Financing. Borrower
                                       represents that it does not require and
                                       agrees that it will not avail itself of
                                       any other debt financing in connection
                                       with the Project without the prior
                                       written consent of Lender excluding trade payables and accruals in the ordinary course of business and the purchase money financing permitted pursuant to paragraph
                                       8.4 of the Agreement.

                        13. Retention of Lender's Inspector.

                                       (i) Lender may retain, at Lender's sole
                                       cost and expense, an architectural/
                                       engineering firm ("Lender's Inspector")
                                       to review the work-related items, the
                                       Contract Documents, permits, licenses and the Budget and any changes to such items; inspect the Premises prior to commencement of the work for purposes of determining the condition of the Premises and any existing Tenant Improvements; make periodic inspections of the Premises during normal business hours and at other times upon not less than 24 hours prior written notice and the work so that Lender may monitor whether Borrower is in compliance with the terms and conditions hereof, and certifying that each Request for Disbursement is not in excess of the work completed and the amount to which Borrower is entitled under the terms and conditions of this Agreement. Lender may also require an inspection of the Work by Lender's Inspector: (a) prior to each Subsequent Advance; (b) at least once each month during the course of completion of the work; (c) upon substantial completion; and (d) at such other time as Lender may, in its reasonable judgment, deem necessary due to actual or suspected non-compliance with the plans and specifications, Contract Documents, any law, regulation or private restriction, sound architectural, engineering or construction principles or commonly accepted safety standards; or Borrower's failure to satisfy the requirements hereof. In exercising such rights, Lender shall not unreasonably interfere with Borrower's construction of the Tenant Improvements.

                                       (ii) Lender shall have no duty to
                                       supervise or to review and inspect the
                                       work, the Contract Documents, permits,
                                       licenses, the Budget, any books and
                                       records pertaining thereto or any changes to such items or the construction of the work. Any inspection made by Lender shall be for the sole purpose of determining whether the Obligations are being performed and preserving Lender's rights hereunder. If Lender, or Lender's Inspector acting on behalf of Lender, should review or inspect the work, the Contract Documents, permits, licenses, the Budget, any books and records pertaining thereto or any changes to such items or the construction of the work, Lender and Lender's Inspector shall have no liability or obligation to Borrower or any third person arising out of such inspection;

                                       and neither Borrower nor any third person shall be entitled to rely upon any such inspection or review. Inspection not followed by notice of default shall not constitute (1) waiver of any default then existing; (2) an acknowledgment or representation by Lender or Lender's Inspector that there has been or will be compliance with the Contract Documents, permits, licenses, the Budget, applicable laws, regulations and private restrictions, sound construction, engineering or architectural principles or commonly accepted safety standards, or that the construction is lien free or free from defective materials or workmanship; or (3) a waiver of Lender's right thereafter to insist that completion of the work occur in accordance with the Contract Documents, permits, licenses, the Budget, applicable laws, regulations and restrictions, sound construction, engineering or architectural principles or commonly safety standards and free from defective materials and workmanship. Lender and Lender's Inspector owe no duty of care to Borrower or any third person to protect against, or inform Borrower or any third person of, the existence of negligence, faulty, inadequate or defective design or construction of the Work.

                        14. Satisfaction of Conditions. Although Lender shall have no obligation to make any Subsequent Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or paid bills or other requirements set forth herein have been made, delivered and complied with, Lender, at its sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such Advance, Lender, at its sole discretion, may discontinue any further Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

                                  EXHIBIT "C-2"

               CONDITIONS AND LIMITATIONS FOR SUBSEQUENT ADVANCES
                            (LEASE-RELATED ADVANCES)

         15. Lender Approval of Lease. Prior to any Subsequent Advance with respect to a Lease, which Advance is not requested to fund any Tenant Improvements, Borrower shall: submit to Lender for approval (a) a Lease for the related premises to the extent not already approved, (b) if requested by Lender and if applicable, the Budget and the Contract Documents for any Tenant Improvements to be constructed and financed by the Tenant under such Lease. Lender shall be under no obligation to make any Subsequent Advance with respect to such Lease until Lender has approved such Lease (including, without limitation, the identity and financial condition of the Tenant) or such lease is deemed approved, and other items, in Lender's discretion, not to be unreasonably withheld, conditioned or delayed.

                        16. Construction of Tenant Improvements. With respect to any Lease under which Tenant Improvements are to be constructed, but no part of such Improvements are to be financed by a Subsequent Advance, Borrower shall (i) use reasonable efforts to cause the Tenant to construct the Tenant Improvements in good and workmanlike manner and substantially in accordance with the Contract Documents,
                        (ii) commence, or use reasonable efforts to cause to be commenced, construction promptly as required under the related Approved Lease, and (iii) once construction of the Tenant Improvements has commenced, pursue or cause to be pursued such construction diligently to completion and complete such construction substantially in accordance with the relevant Construction Schedule. Borrower shall use reasonable efforts to cause such Tenant Improvements to be constructed in accordance with all applicable laws, rules and regulations of appropriate governmental authorities, so as not to encroach upon any easement, right-of-way or land of others and so as not to violate any setback lines, applicable public or private use restrictions or other restrictions or regulations.

                        17. Eligible Expenses. A Subsequent Advance other than a Construction-Related Advance made pursuant to Exhibit "C-1", may only be made to pay or reimburse Borrower for
                        (i) the cost of any leasing commission, legal fees or other out-of-pocket expenses approved by Lender in its sole discretion in connection with an Approved Lease,
                        (ii) to make any other capital expenditure benefiting the Project permitted by paragraph 7.17(a), or (iii) to pay any other Operating Expenses of the Project or other ownership level expenses of the Borrower.

                                     C-2-1

                        18. SUBSEQUENT ADVANCE PROCEDURES AND REQUEST FOR DISBURSEMENT.

                             (a) Borrower shall prepare and submit to Lender a Request for Disbursement for any such Subsequent Advance subject to this Exhibit C-2. Each Request for Disbursement shall be delivered to Lender not less than ten (10) Business Days prior to the requested Subsequent Advance date and shall be accompanied by the following:

                                       (i) all information and documentation
                                       required by this Agreement;

                                       (ii) evidence that all conditions of this Agreement required to be satisfied prior to such Subsequent Advance have been satisfied or waived;

                                       (iii) copies of all relevant
                                       documentation evidencing the amount and
                                       payment, if any, of the expenses for
                                       which a Subsequent Advance is being
                                       requested including, but not limited to, a waiver of lien with respect to any brokerage commissions to be paid hereunder; and

                                       (iv) such additional information,
                                       affidavits, certificates and other
                                       documents as may be reasonably required
                                       by Lender for making the Subsequent
                                       Advance.

Within seven (7) Business Days of Lender's receipt of the Request for Disbursement, Lender will approve or disapprove the Request for Disbursement. Lender will review and consider approval of all Requests for Disbursement submitted by Borrower in good faith.

                        19. Additional Conditions Precedent to Subsequent Advances. The obligations of Lender hereunder to approve and make each Subsequent Advance subject to this Exhibit C-2 shall be subject to the following conditions precedent:

                                       (i) Certificates of Occupancy. If
                                       applicable, evidence satisfactory to
                                       Lender of the issuance by all appropriate governmental authorities of final certificates of use and occupancy of the related Tenant



                                     C-2-2

                                       Improvements, to the extent required by
                                       applicable law.

                                       (ii) Completion Certificates. If
                                       applicable, certificate to Lender by
                                       Borrower certifying (i) that the Tenant
                                       Improvements have been completed
                                       substantially in accordance with the
                                       Contract Documents; (ii) a final
                                       certificate of use and occupancy of the
                                       Tenant Improvements has been issued; and
                                       (iii) covering such other matters as
                                       Lender may reasonably require.

                                       (iii) Borrower's Affidavit; Borrower's
                                       Certification.

                                            (A) If applicable, an affidavit of
                                            Borrower stating that each person
                                            providing any material or performing
                                            any work in connection with the
                                            premises has been paid in full or
                                            bonded (or funds have been reserved
                                            therefor) to the satisfaction of
                                            Lender, and that all withholding
                                            taxes have been paid and lien
                                            waivers have been obtained from all
                                            contractors, subcontractors and
                                            suppliers who have performed work or
                                            supplied materials in connection
                                            with the construction of any Tenant
                                            Improvements and who have lien
                                            rights, and covering such other
                                            matters as Lender may require.

                                            (B) If applicable, a certificate
                                            from Borrower to Lender stating that
                                            (a) the Tenant Improvements have
                                            been completed substantially in
                                            accordance with the Contract
                                            Documents subject to punch-list
                                            items and (b) Borrower and the
                                            Tenant have accepted the Tenant
                                            Improvements as constructed subject
                                            to punch-list items.

                                     C-2-3

                                            (C) Other Items. Upon reasonable
                                            request by Lender, copies of all
                                            documents, instruments and
                                            agreements and all insurance
                                            policies and certificates required
                                            to be delivered pursuant to any
                                            Contract Document together with any
                                            other evidence required by Lender
                                            that the Tenant Improvements have
                                            been substantially completed in
                                            accordance with the Contract
                                            Documents in compliance with all
                                            Requirements of Governmental
                                            Authority and free of all liens.

                                       (iv) If the Advance is for the purpose of making a capital expenditure benefiting the Project, then Borrower shall also provide, to the extent applicable to the making of such capital expenditure, the items described in Exhibit "C-1" paragraph 4 and all references therein to Tenant Improvements shall be deemed to be references to such capital expenditures.

                        20. Withholding Advances. Lender, in its discretion, may withhold any Subsequent Advance subject to this Exhibit C-2 until Lender has received releases of lien, waivers of lien or paid bills in form reasonably satisfactory to it. Lender shall have no obligation to require and/or obtain lien waivers or receipts, and, although Lender may require presentation to it of lien waivers and/or receipts, Lender shall have no responsibility for the validity thereof nor for the correctness of the amounts indicated thereon. No Advance by Lender shall constitute approval of any certification or relieve any person making such certification of responsibility therefor.

                        21. Representations and Warranties of Borrower. The following representations and warranties, to the extent applicable, shall be deemed made as of the date of each submission of a Request for Disbursement by Borrower with respect to each Subsequent Advance by Lender under such Request for Disbursement:

                                       (i) Approval of Contract Documents;
                                       General Contract. If applicable, the
                                       Contract Documents have been approved by Borrower and, to the extent required by



                                     C-2-4
                                       applicable law and/or each
                                       governmental authority.

                                       (ii) Compliance With Laws. To the best of
                                       Borrower's knowledge, if applicable, the design, layout and anticipated use of the Tenant Improvements complies with or will comply with in all material respects, by the Completion Date, all applicable zoning ordinances, regulations and restrictive covenants affecting the leased premises and all other requirements of any governmental authority and all requirements for such use have been or will have been satisfied in all material respects by the Completion Date.

                                       (iii) Licenses; Permits. To the best of
                                       Borrower's knowledge, if applicable,
                                       Borrower (or the tenant constructing the same) has obtained all licenses, permits, certifications and approvals required to construct or complete the Tenant Improvements. On or before the Completion Date, Borrower (or the tenant constructing the same) shall have obtained from each governmental authority and from each beneficiary of each restrictive covenant all licenses, permits, authorizations, consents and approvals necessary for the occupancy and operation of the Tenant Improvements for their intended purpose, and as of the Completion Date such licenses, permits, authorizations, consents and approvals will be in full force and effect.

                                       (iv) No Defaults. To Borrower's knowledge there exist no Events of Default under this Agreement, the Note or any other Loan Documents executed in connection with the Note, and no event has occurred and is continuing which with notice or the passage of time or both would constitute a default under this Agreement or any of such documents.


                                     C-2-5

                                       (v) Representations and Warranties. All
                                       representations and warranties of the
                                       Borrower in the Note, any other Loan
                                       Documents, and in any certificates or
                                       other instruments delivered pursuant
                                       thereto are incorporated herein by
                                       reference as though fully set forth.


                        22. Satisfaction of Conditions. Although Lender shall have no obligation to make any Subsequent Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or paid bills or other requirements set forth herein have been made, delivered and complied with, Lender, at its sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such Subsequent Advance, Lender, at its sole discretion, may discontinue any further Subsequent Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.


                                     C-2-6

                                  EXHIBIT "C-3"

               CONDITIONS AND LIMITATIONS FOR SUBSEQUENT ADVANCES
              (OPERATING DEFICIT AND CAPITALIZED INTEREST ADVANCES)


         23. Eligible Expenses. An Operating Deficit Advance may only be made to pay or reimburse Borrower for Operating Expenses (excluding replacement reserves) and ownership level expenses and professional fees. A Capitalized Interest Advance may only be made to reimburse Borrower for interest then due and payable on the Note.

                        24. Conditions for Disbursement.

              A. Borrower shall be eligible for an Operating Deficit Advance only if:

                   (a) No Event of Default has occurred and is then continuing;
              and

                   (b) Borrower has exhausted all other liquid resources
              available to it other than the Real Property, and not more than One Hundred Thousand Dollars ($100,000.00) retained in the operating account in order to pay such expenses.

                   (c) Lender shall have no obligation to make an Advance
              hereunder to the extent that such an Advance would cause the total of all Operating Deficit Advances to exceed the sum of $1,000,000.00 or would cause the sum of all Advances made under the Note to exceed the sum of $12,000,000.00.

              B. Borrower shall be eligible for a Capitalized Interest Advance only if:

                   (a) No Event of Default has occurred and is then continuing;

                   (b) Borrower has exhausted all other liquid resources
              available to it, other than the Real Property to pay such interest; and not more than One Hundred Thousand Dollars ($100,000.00) retained in the operating account in order to pay such expenses; and

                   (c) Lender shall have no obligation to make an Advance
              hereunder to the extent that such an Advance would cause the total of all Capitalized Interest Advances to exceed the sum of $1,500,000.00, or would cause the sum of all Advances made under the Note to exceed the sum of $12,000,000.00.

                        25. Subsequent Advance Procedures and Request for Disbursement.

              (a) Borrower shall prepare and submit to Servicing Agent a Request for Disbursement for any such Operating Deficit Advance. Each Request for Disbursement

                                     C-3-1
         shall be delivered to Lender not less than ten (10) Business Days prior to the requested Operating Deficit Advance date and shall be accompanied by the following:

                        (i) all information and documentation required by this Agreement;

                        (ii) evidence that all conditions of this Agreement required to be satisfied prior to such Operating Deficit Advance have been satisfied or waived;

                        (iii) copies of all relevant documentation evidencing the amount and payment, if any, of the expenses for which an Operating Deficit Advance is being requested; and

                        (iv) such additional information, affidavits, certificates and other documents as may be reasonably required by Lender for making the Operating Deficit Advance.

Within seven (7) Business Days of Lender's receipt of the Request for Disbursement, Lender will approve or disapprove the Request for Disbursement. Lender will review and consider approval of all Requests for Disbursement submitted by Borrower in good faith.

                               26. Additional Conditions Precedent to Subsequent Advances. The obligations of Lender hereunder to approve and make each Subsequent Advance subject to this Exhibit C-3 shall be subject to the following conditions precedent:

                   (i) Financial Information. Lender's receipt of such financial statements and information as Lender shall request evidencing Borrower's eligibility for an Operating Deficit or Capitalized Interest Advance including but not limited to Borrower's financial statement for the most recent calendar month including profit and loss statement and balance sheet certified by Borrower as accurate and complete in all material respects subject to normal year-end adjustments.

                   (ii) Invoices. Lender's receipt of copies of such invoices as Lender shall reasonably request evidencing the expenses for which an Operating Deficit Advance is being requested together with evidence that all expenses for which any previous Operating Deficit Advance has been made have been paid in full.

                               27. Representations and Warranties of Borrower. The following representations and warranties, to the extent applicable,shall be deemed made as of the date of each submission of a Request for Disbursement by Borrower with respect to each Subsequent Advance by Lender undersuch Request for Disbursement:

                   (i) To Borrower's knowledge there exist no Events of Default under this Agreement, the Note or any other Loan Documents and no event has occurred and is

                                     C-3-2
         continuing which with notice or the passage of time or both would constitute a default under this Agreement or any of such documents.

                   (ii) All representations and warranties of the Borrower in the Note, any other Loan Documents, and in any certificates or other instruments delivered pursuant thereto are incorporated herein by reference as though fully set forth.

                             28. Satisfaction of Conditions. Although Lender shall have no obligation to make any Subsequent Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or paid bills or other requirements set forth herein have been made, delivered and complied with, Lender, at its sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such Subsequent Advance, Lender, at its sole discretion, may discontinue any further Subsequent Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

                                     C-3-3

                                   EXHIBIT "D"

                               SURVEY REQUIREMENTS

1. The survey must be certified by a surveyor licensed in the jurisdiction in which the Mortgaged Property is located. If that jurisdiction licenses engineers instead of surveyors, then the survey may be certified by such a licensed engineer.

2. The survey must be dated no more than sixty (60) days prior to the date the Mortgage is recorded.

3. The survey must be acceptable to the title insurance company for purposes of insuring title free and clear of survey questions.

4. The survey must meet the requirements of an ALTA/ACSM Land Title Survey, made in accordance with the Minimum Standard Detail Requirements for American Land Title Association and American Congress on Surveying and Mapping Land Title Surveys, as adopted in 1997.

5. The description of the Mortgaged Property shown on the survey must conform to the legal description shown in the title insurance commitment for the Mortgaged Property. If the title insurance commitment refers to a recorded plat, then such plat with appropriate recording references must be indicated on the survey.

6. A surveyor's certificate in the following form must be printed as a legend on the survey:

    The undersigned hereby certifies to FINPRO, L.L.C., Lender,
            , Borrower and                        , Title Insurer that (a) this
    survey is true and correct and was made on the ground under my supervision as per the field notes shown hereon and correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon; (b) all monuments shown hereon actually exist, and the location, size and type of such monuments are correctly shown; (c) this survey correctly shows the location, size and type of all buildings, structures, other improvements and visible items on the subject Property; (d) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, building setback lines and other matters of record affecting the subject Property according to the legal description in such easements and other matters (with instrument, book, and page number indicated); (e) except as shown, there are no visible
    (1) improvements, easements, rights-of-way, party walls, drainage ditches, streams, uses, discrepancies or conflicts, (2) encroachments onto adjoining premises, streets, or alleys by any of said buildings, structures, or other improvements, (3) encroachments onto the subject Property by buildings, structures, or other improvements on adjoining premises, or (4) encroachments on any easement, building setback line or other restricted area by any buildings, structures or other improvements on the subject property; (f) the distance from the nearest intersecting street or road is as shown hereon; (g) the subject property abuts a dedicated public street or road as shown hereon; (h) except as shown, no part of the Property is located in a 100-year Flood

    Plain or in an identified "flood prone area," as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood
    Insurance Rate Map Panel #        dated             ,  which such map panel
    covers the area in which the Property is situated; and (i) this survey meets the requirements of an ALTA/ACSM Land Survey.

                                                    Dated:
                                                          ----------------------

                                         Name of Surveyor

                                         Registration No:
                                                          ----------------------

                                     [SEAL]

                                   EXHIBIT "E"

                        QUARTERLY COMPLIANCE CERTIFICATE
                            FOR FISCAL QUARTER ENDING
                                           ,
                              ("REPORTING QUARTER")

FINPRO, L.L.C.
1001 Cherry Street
Suite 308
Columbia, Missouri 65201

                                                     Date:             , 19  (1)

Ladies and Gentlemen:

         This Quarterly Compliance Certificate refers to the Loan Agreement
dated as of                 , 1999 (as it may hereafter be amended, modified,
extended or restated from time to time, the "Loan Agreement"), among EBS Building, L.L.C., a Delaware limited liability company ("Borrower"), and FINPRO, L.L.C., a Missouri limited liability company ("Lender"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         Pursuant to Paragraph 7.13 (d) of the Loan Agreement, the undersigned, a member or manager of Borrower, hereby certifies that:

         1. Enclosed are the required financial statements for the quarter ending for Borrower as required under Paragraph 7.13 (b) of the Loan Agreement.

         2. To the best of the undersigned's knowledge, no "Event of Default" has occurred [or if so, specify the nature and extent thereof and any corrective actions taken or to be taken].


                              EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                              BY:      PRICEWATERHOUSECOOPERS LLP, MANAGER

                              By:
                                   --------------------------------------------
                                            Authorized Representative


--------------------
(1) To be submitted within 45 days after the end of each fiscal quarter of each fiscal year of Borrower.

                                  EXHIBIT "F-1"

                        FORM OF REQUEST FOR DISBURSEMENT
                         (CONSTRUCTION RELATED ADVANCES)


To:      FINPRO, L.L.C.

From:    EBS Building, L.L.C. ("Borrower")

Re:      EBS Building, St. Louis, Missouri


The undersigned authorized representative of Borrower hereby requests that,
pursuant to the Loan Agreement dated               , 1999, Lender authorize a
Subsequent Advance with respect to the property identified above and under the
Borrower's Note dated            , 1999, of the following amounts for the Tenant
Improvement work at the above-referenced site for the period beginning         ,
19   and ending             , 19  . Borrower has attached substantiation of all
of the following hard costs (AIA forms G702 and G703) and soft costs (invoices for each line item).

Date:                       , 19

                              EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY



                               By:
                                   ---------------------------------------------
                                                Authorized Representative


                                     F-1-1

                                  EXHIBIT "F-2"

                        FORM OF REQUEST FOR DISBURSEMENT
                            (LEASE-RELATED ADVANCES)


To:      FINPRO, L.L.C.

From:    EBS Building, L.L.C. ("Borrower")

Re:      EBS Building, St. Louis, Missouri


The undersigned authorized representative of Borrower hereby requests that,
pursuant to the Credit Facility Agreement dated                , 1999, Lender
authorize a Subsequent Advance with respect to the property identified above and
under the Note dated           , 1999, of the following amounts with respect to
the Lease for the above-referenced site. Tenant Improvements at such site have been fully completed and accepted by the Tenant. Borrower has attached substantiation of the acceptance of such Tenant Improvements by such Tenant, of payment of all construction costs associated therewith, and all lien waivers and other items with respect to the requested Advance required under the Agreement.


                                     F-2-1

MAXIMUM LEASE ADVANCE AMOUNT AS CALCULATED PURSUANT TO
SCHEDULE 1                                                      $
                                                                 ---------------

Less Prior Disbursements, If Any
with respect to Borrower-financed
Tenant Improvements                                             $
                                                                 ---------------

TOTAL OF REQUEST FOR DISBURSEMENT:                              $
                                                                 ---------------

Date:                            ,


                              EBS BUILDING, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY



                               By:
                                   ---------------------------------------------
                                              Authorized Representative


                                     F-2-2